Exhibit 99.1

Culp Announces Revised Expectations for Fourth Quarter Fiscal 2014

HIGH POINT, N.C.--(BUSINESS WIRE)--May 12, 2014--Culp, Inc. (NYSE: CFI), today announced that, based on unaudited preliminary results and current estimates, the company expects pre-tax income to be in the range of $4.0 million to $4.3 million for the fourth quarter of fiscal 2014. These projected results are lower than the company’s previously announced expectation of $5.0 million to $5.9 million in pre-tax income for the quarter. Overall sales for the fourth quarter of fiscal 2014 are expected to be up approximately 5 percent, with mattress fabrics sales up approximately 7 percent and upholstery fabrics sales up approximately 3 percent. These sales results are in line with previously announced expectations.

Commenting on the announcement, Frank Saxon, president and chief executive officer of Culp, Inc., said, “While our overall sales for the fourth quarter were in line with our projected range, our operating profit and margins were affected by several factors, most of which related to the mattress fabrics division. The adverse weather conditions experienced in many parts of the country this winter affected our mattress fabrics locations with at least a week of lost production. The strain from these weather events forced some extraordinary operational measures to meet the ongoing sales demand. During the quarter, we also had higher than expected demand for our premium decorative knitted mattress fabrics, which created additional pressures on our production throughput and operating efficiencies. In order to meet the growing demand and to address efficiency challenges, we are increasing knitted fabric production at both our U.S. and Canadian facilities. In addition, we are expanding our Stokesdale, North Carolina, building in order to increase and enhance our finishing capabilities and improve our production flow. This capacity expansion is expected to be completed by the end of November 2014. We also experienced continued growth in demand for new mattress covers, with major placements from key customers. While our margins in this business showed significant improvement compared with the fiscal third quarter, we experienced short-term production challenges due to absorbing new product placements. Overall, we are pleased with the demand trends in our mattress fabrics business as we continue to outpace the industry, and believe we are taking the necessary steps to address our recent production-related issues.

“In our upholstery fabrics division, operating results were affected by a couple of factors. We experienced very strong shipments in the third quarter, with a 20 percent year over year sales increase, as our customers anticipated the Chinese New Year holiday shutdown. As a result, we had a much slower than expected start to the fourth quarter. Adverse weather conditions in the U.S. also affected our operating results early in the quarter because of weak customer demand. During the quarter, we also experienced lower than anticipated sales for our Culp Europe operation, which contributed to the division’s lower gross profit. However, we are encouraged that our sales demand and operating margins, except for Culp Europe, returned to normal levels later in the fourth quarter.

“Overall, even though our fourth quarter profitability was lower than anticipated, we expect to report another solid annual performance for Culp in fiscal 2014. Total sales for fiscal 2014 are expected to be up approximately 7 percent over last fiscal year, with mattress fabrics sales and upholstery fabrics sales expected to be up approximately 4 percent and 10 percent, respectively. Pre-tax income for fiscal 2014 is expected to be $19.0 million to $19.3 million, which compares to $20.3 million for fiscal 2013. While we have experienced some recent short-term production challenges, we continue to see favorable demand trends in both businesses as we head into the new fiscal year, and believe our competitive position has strengthened considerably during the year. Further, our products have been very well received at recent home furnishings markets with strong placements. We have a solid financial position to support our growth strategy, with free cash flow for the year expected to be slightly higher than the $13.1 million achieved in fiscal 2013. (See reconciliation on page 3). We expect to end fiscal 2014 with approximately $35 million in cash and cash equivalents and short-term investments, up from $30.4 million at the end of the third quarter. Given our $5 million in total debt, our net cash position is expected to be approximately $30 million. We continue to be excited about the opportunities ahead for Culp in fiscal 2015,” added Saxon.

The company expects to report financial and operating results for the fourth quarter and fiscal 2014 in mid-June 2014.

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has operations located in the United States, Canada, China and Poland.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, sales, gross profit margins, operating income, SG&A or other expenses, earnings, cash flow, and other performance measures, as well as any statements regarding future economic or industry trends or future developments. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in the value of the U.S. dollar versus other currencies could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2013 for the fiscal year ended April 28, 2013.

Reconciliation of Free Cash Flow For the Twelve Months Ended April 28, 2013 (Amounts in thousands)

		FY 2013
Net cash provided by operating activities		$	17,075
Minus:	Capital Expenditures		(4,400)
Add:	Proceeds from life insurance policies		716
Minus:	Payments on life insurance policies		(19)
Add:	Excess tax benefits related to stock-based compensation		76
Effects of exchange rate changes on cash and cash equivalents			(381)
		$	13,067

CONTACT:
Culp, Inc.
Kenneth R. Bowling, 336-881-5630
Chief Financial Officer